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                                                                   EXHIBIT 10.63

Master Lease Agreement # MMM0901

MASTER LEASE AGREEMENT ("Master Lease") dated as of September 1, 2000

Between Multi Media Machinery GmbH, (Lessor), located at Schippnerstrasse 6 63741 Aschaffenburg, Germany and Applied Data Communications ("Lessee"), located at 3324 South Susan Street, Santa Ana, CA 92704

This Master Lease provides a set of terms and conditions that the parties hereto intend to be applicable to various transactions for the lease of personal property. Each lease contract shall be evidenced by an equipment schedule ("Schedule") executed by Lessor and Lessee that explicitly incorporates the provisions of this Master Lease and that sets forth specific terms of that particular lease contract. Where the provisions of a Schedule conflict with the terms hereof, the provisions of the Schedule shall prevail. Each Schedule shall constitute a complete and separate lease agreement, independent of all other Schedules, and without any requirement of being accompanied by an originally executed copy of this Master Lease Agreement. The term "Lease" when used herein shall refer to an individual Schedule.

One originally executed copy of the Schedule shall be denominated "Originally Executed Copy No. 1 of 1 originally executed copies" and such copy shall be retained by Lessor if more than one copy of the Schedule is executed by Lessor and Lessee, all such other copies shall be numbered consecutively with numbers greater than 1. Only transfer of possession by Lessor of the originally executed copy denominated Originally Executed Copy No 1" shall be effective for purposes of perfecting an interest in such Schedule by possession.

1. Equipment Leased and Term.

This lease shall cover such personal property as is described in any Schedule executed by or pursuant to the authority of Lessee, accepted by Lessor in writing and identified as a part of this Lease (which personal property with all replacement parts, additions, repairs accessions and accessories incorporated therein and/or affixed thereto is hereinafter called the "Equipment"). Lessor hereby leases to Lessee and Lessee hereby hires and takes from Lessor, upon and subject to the covenants and conditions hereinafter contained, the Equipment described in any Schedule. Notwithstanding the commencement date of the term of this Lease with respect to any item of Equipment, Lessee agrees that all risk of loss of the Equipment shall be on Lessee from and after shipment of the Equipment to Lessee by the seller thereof, F.O.B. seller's point of shipment, the date of such shipment being hereinafter called "date of shipment". The term of this Lease with respect to any item of Equipment shall be for the period as set forth in the applicable Schedule (hereinafter the "Term"); provided that if the Lease does not require the Lessee to purchase the Equipment at the end of the Term as stated in the Schedule, the Lease shall not terminate at the end of such Term unless either Lessee or Lessor has delivered to the other at least one hundred and eighty (180) days prior written notice of such termination, failing which the Term will automatically extend until a period of one hundred and eighty days has elapsed from the date when written notice of termination was delivered by either party to the other. Such automatic extension shall be deemed included in and part of the Term of the Lease, and Lessee shall continue to pay the periodic rentals and comply with all the other terms and conditions of the Lease until it terminates. Lessee hereby gives Lessor authority to insert the actual commencement date and date of first monthly rental for any item of Equipment in any Schedule as well as such items as serial numbers if such are not already inserted when such Schedule is executed by Lessee.
"Seller" as used in this Lease means the supplier from which Lessor acquires any item of Equipment.

2. Rent.

The aggregate rent payable with respect to each item of Equipment shall be in the amount shown with respect to such item on the Schedule. Lessee shall pay to Lessor the aggregate rental for each item of Equipment for the full period and term for which the Equipment is leased, such rental to be payable at such times and in such amounts for each item of Equipment as shown in the applicable Schedule.

All rent shall be paid at Lessor's place of business shown above, or such other place as Lessor may designate by written notice to the Lessee. All rents shall be paid without notice or demand and without abatement, deduction or set off of any amount whatsoever. The operation and use of the Equipment shall be at the risk of Lessee and not of Lessor and the obligation of Lessee to pay rent hereunder shall be unconditional.

3 Destruction of Equipment.

If any Equipment is lost, totally destroyed, damaged beyond repair or taken by governmental action, the liability of the Lessee to pay rent therefore may be discharged by paying to Lessor the "Casualty Value" of such item of Equipment which will equal the total of (i) all rent and other amounts, if any, due from Lessee at the time of such payment, and (ii) each future rent payment due with respect to such Equipment discounted to present value at six percent (6%) per annum from the date due to the date of such payment.

In the event of partial destruction of any Equipment, the rent due and to become due thereon shall not abate and Lessee shall, at its own expense. cause such Equipment to be restored to usable condition, but Lessor shall, upon receiving satisfactory evidence of such restoration, promptly pay Lessee the proceeds of any insurance or compensation received by reason of such damage. If the estimated cost of restoring such Equipment exceeds 50% of the unmatured rent therefore, such Equipment shall, on notice by Lessee, be deemed, for all purposes hereof, to be totally destroyed and the liability of the Lessee to pay rent therefore shall be discharged if Lessee pays the rent described in the preceeding paragraph of this Section.

Lessor shall not be obligated to undertake litigation or prosecute otherwise the collection of any claim against any person for loss or damage to the Equipment.



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Except as expressly provided above, the total or partial destruction of any
Equipment or the total or partial loss of use or possession thereof to Lessee shall not release or relieve Lessee from the duty to pay the rent herein provided.

4. No Warranties by Lessor; Maintenance and Compliance with Laws.

Lessor, not being the manufacturer of the Equipment, nor manufacturer's agent, MAKES NO WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, QUALITY, DESIGN, CONDITION, CAPACITY, SUITABILITY, MERCHANTABILITY OR PERFORMANCE OF THE Equipment OR OF THE MATERIAL OR WORKMANSHIP THEREOF, IT BEING AGREED THAT THE Equipment IS LEASED "AS IS" AND THAT ALL SUCH RISKS, AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE AT IT'S SOLE RISK AND EXPENSE. Lessee accordingly agrees not to assert any claim whatsoever against Lessor based thereon. Lessee further agrees, regardless of cause, not to assert any claim whatsoever against Lessor for loss of anticipatory profits or consequential damages Lessee shall have no obligation to install, erect , test, adjust or service the Equipment. Lessee shall look to the manufacturer and/or Seller for any claims related to the Equipment. Lessor hereby acknowledges that any manufacturer's and/or Seller's warranties are for the benefit of both Lessor and Lessee.

No oral agreement, guaranty, promise, condition, representation or warranty shall be binding; all prior conversations, agreements or representations related hereto and/or to the Equipment are integrated herein. Lessee agrees, at it's own cost and expense:

(a) To pay all shipping charges and other expenses incurred in connection with the shipment of the Equipment by the Seller to Lessee;

(b) To pay all charges and expenses in connection with the operation of each item of the Equipment;

(c) To comply with all governmental laws, ordinances, regulations, requirements and rules with respect to the use, maintenance and operation of the Equipment; and

(d) To make all repairs and replacements required to be made to maintain the Equipment in good condition reasonable wear and tear excepted.

5. Insurance.

Lessee shall maintain at all times on the Equipment, at its expense, all-risk physical damage insurance and comprehensive general and/or automobile (as appropriate) liability insurance (covering bodily injury and property damage exposures including, but not limited to, contractual liability and products liability) in such amounts, against such risks, in such form and with such insurers as shall be satisfactory to Lessor; provided, that the amount of all-risk physical damage insurance shall not on any date be less than the greater of the full replacement value or a sum equal to all the rent to become due. Each physical damage insurance policy will name Lessor as loss payee. Each liability insurance policy will name Lessor as additional insured. Each insurance policy will also require that the insurer give Lessor at least thirty (30) days prior written notice of any alteration in or cancellation of the terms of such policy and require that Lessors interests be continued insured regardless of any breach or violation by Lessee or others of any warranties, declarations or conditions contained in such insurance policy. In no event shall Lessor be responsible for premiums warranties or representations to any insurer or any agent thereof. Lessee shall furnish to Lessor a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect, but Lessor shall be under no duty to ascertain the existence or adequacy of such insurance. The insurance maintained by Lessee shall be primary without any right of contribution from insurance which may be maintained by Lessor. Lessee shall be liable for all deductible portions of all required insurance. Lessor may, at it's own benefit, purchase insurance in excess of that required under this Lease Agreement. Physical damage insurance proceeds shall be applied as set forth in Section 6.

6. Loss and Damage.

Lessee agrees to assume and bear the entire risk of any partial or complete loss with respect to the Equipment from any and every cause whatsoever including theft, loss, damage, destruction or governmental taking, whether or not such loss is covered by insurance or caused by any default or neglect of Lessee. Lessee agrees to give Lessor prompt notice of any damage to or loss of any Equipment. All physical damage insurance proceeds shall be payable directly to Lessor. Following payment of such loss, and if no Event of Default as defined in Section 11 has occurred and remains continuing, Lessor will then:

(a) Transfer to Lessee Lessor's rights to such Equipment "as-is, where-is and with all defects," without recourse and without representation or warranty, express or implied, other than a warranty that is free and clear of any lien created by Lessor; and

(b) Remit to Lessee any physical damage insurance proceeds arising out of such loss in excess of the sum due to the Lessor.

Lessee shall determine in the exercise of it's reasonable judgement whether the Equipment is damaged beyond repair, subject to Lessor's approval. In the event of damage or loss which does not result in damage beyond repair or a total loss of the Equipment or any item thereof, Lessee shall cause the affected Equipment to be restored to the condition required by the terms of this Lease. Upon completion of such repair and after supplying Lessor with satisfactory evidence thereof (and provided no Event of Default has occurred and remains continuing), Lessee shall be entitled to receive any insurance proceeds or other recovery to which Lessor would otherwise be entitled in connection with such loss up to the amount expended by Lessee in making the repair.

Lessor shall not be obligated to undertake by litigation or otherwise the collection of any claim against any person for loss of damage to, governmental taking of the Equipment, but Lessor will cooperate with Lessee at Lessee's expense to pursue such claims. Except as



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expressly provided above, the total or partial destruction of any Equipment or
Lessee's total or partial loss of use or possession thereof shall not release or relieve Lessee from it's obligation under this Master Lease or any Schedule including the duty to pay the rent(s) herein provided.

7. Taxes.

Lessee agrees that, during the term of this Lease, in addition to the rent and all other amounts provided herein to be paid, it will promptly pay all taxes, assessments and other governmental charges (including penalties and interest, if any, and fees for titling or registration, if required) levied or assessed:

(a) Upon the interest of Lessee in the Equipment or upon the use or operation thereof or on the earnings arising therefrom; and

(b) Against Lessor on account of it's acquisition or ownership of the Equipment or any part thereof, or the use or operation thereof or the leasing hereof to Lessee, or the rent herein provided for, or the earnings arising therefrom, exclusive, however, of any taxes based on net income of Lessor.

Lessee agrees to file, on behalf of lessor, all required tax returns and reports concerning the Equipment with all appropriate governmental agencies, and within not more than 45 days after the due date of such filing to send Lessor confirmation, in form satisfactory to Lessor, of such filing.

8. Lessor's Title, Right of Inspection and Identification of Equipment.

Title to the Equipment shall at all times remain in Lessor and Lessee will at all times protect and defend, at its own cost and expense, the title of Lessor from and against all claims, liens and processes. The Equipment is and shall remain personal property. Upon the expiration or termination of this Lease with respect any item of Equipment:

(a) Lessee at Lessee's sole expense shall return such Equipment unencumbered to Lessor subject to the following:
(i) not less than thirty (30) days before such return, Lessee shall provide Lessor with a written inventory of the Equipment, including model and serial numbers, details of current manuals, and with all other technical data in Lessee's possession required for the setup and operation of the Equipment; (ii) not less than ten (10) days before such return, Lessee shall provide Lessor with a certificate by the manufacturer or a qualified equipment maintenance provider acceptable to Lessor, to the effect that the Equipment has been properly inspected, examined and tested, is in good operating condition, repair and appearance, reasonable wear and tear excepted, and will be eligible upon re-sale or re-lease by Lessor, for the manufacturer's standard maintenance agreement for Equipment of comparable age and type, (iii) the Equipment shall be returned in the same good order and condition in which it is required to be certified, as set forth above, and will be thoroughly cleaned and cosmetically acceptable for immediate installation in a similar environment.; (iv) at the place where the rent is payable or to such other place as Lessor and Lessee agree upon, and in the same condition as when received by Lessee, reasonable wear and tear resulting from use thereof alone excepted; or

(b) in lieu of returning such Equipment to Lessor, Lessee agrees that Lessee will, upon request of Lessor, store such Equipment on Lessee's premises, at an inside location protected from the weather and elements, without charge to Lessor for a period of 180 days following the date of expiration or termination of this Lease. During such storage period Lessee shall not use the Equipment for any purpose. Upon expiration of such storage period Lessee will return such Equipment to Lessor in accordance with the provisions of (a) above.

Lessor shall have the right from time to time during reasonable business hours to enter upon Lessee's premises or elsewhere for the purpose of confirming the existence, condition and proper maintenance of the Equipment and during any period of storage Lessor shall also have the right to demonstrate and show the Equipment to others. The foregoing rights of entry are subject to any applicable governmental laws regulations and rules concerning industrial security. Lessee shall, upon the request of Lessor, and it's own expense firmly affix to the Equipment, in a conspicuous place, such a decalcomania or metal plate as shall be supplied by Lessor showing the Lessor as the owner and Lessor of such Equipment.

9. Possession, Use and Changes in Location of Equipment.

So long as Lessee shall not be in default under the Lease it shall be entitled to the possession and use of the Equipment in accordance with the terms of this Lease. The Equipment shall be used in the conduct of the lawful business of Lessee, and no item of Equipment shall be removed from its location shown on the Schedule, without the prior written consent of Lessor. Lessee shall not, without Lessor's prior written consent, part with possession or control of the Equipment or attempt or purport to sell, pledge, mortgage or otherwise encumber any of the Equipment or otherwise dispose of or encumber any interest under this Lease.

10. Performance of Obligations of Lessee by Lessor.

In the event that the Lessee shall fail duly and promptly to perform any of its obligations under the provisions of Sections 4,5,6,7, and 8 of this Lease, Lessor may, at its option, perform the same for the account of Lessee without thereby waiving such default, and any amount paid or expense (including reasonable attorney's fees), penalty or other liability incurred by Lessor in such performance, together with interest at the rate 1 1/2% per month thereon (but in no event greater than the highest rate permitted by relevant law) until paid by Lessee to Lessor, shall be payable by Lessee upon demand as additional rent for the Equipment.



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11. Default.

An Event of Default shall occur if:

(a) Lessee fails to pay when due any installment of rent and such failure continues for a period of 10 days;

(b) Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure continues uncured for 15 days after written notice thereof to Lessee by Lessor;

(c) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholder shall take any action looking to its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation;

(d) Within 60 days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such proceedings shall not have been dismissed, or if within 60 days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated;

(e) Lessee attempts to remove, sell, transfer, encumber, part with possession or sublet the Equipment or any item thereof.

(f) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished with respect hereto by or on behalf of Lessee proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or Lessee having omitted any substantial contingent or unliquidated liability or claim against it; or

(g) There occurs a transfer or effective control of Lessee.

12. Remedies.

Upon the occurrence of an Event of Default, Lessor, at its option, may exercise any one or more of the following remedies:

(a) declare the then Casualty Value (as defined in Section 3) immediately due and payable with respect to any or all items of Equipment without notice or demand to Lessee;

(b) sue for and recover all rent and other payments, then accrued or as thereafter accruing, with respect to any or all items of Equipment;

(c) take possession of and render unusable any or all items of Equipment, without demand or notice, wherever same may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (any such taking of possession will not constitute a termination of this Master Lease as to any or all items of Equipment unless Lessor expressly so notifies Lessee in writing); notwithstanding the aforementioned, should the Equipment's usage be medical in nature and performs life sustaining functions, directly or indirectly, reasonable notice will be given of Lessor's intention to take possession of the Equipment;

(d) require Lessee to assemble any or all items of Equipment at the Equipment Location therefor, such location to which such Equipment may have been moved with the prior written consent of Lessor or such other location in reasonable proximity to either of the foregoing as Lessor designates;

(e) sell or otherwise dispose of any or all items of Equipment, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale and without notice to Lessee and apply the net proceeds of such sale, after deducting all costs of such sale including but not limited to, costs of transportation, repossession, storage, refurbishing, advertising and brokers' fees to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with any excess being retained by Lessor;

(f) retain any repossessed or assembled Equipment and credit the reasonable value thereof, after deducting all such sales related costs incurred to the date of crediting, to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with Lessor having no obligation to reimburse Lessee on account of any excess of such reasonable value over such obligations;

(g) terminate this Master Lease as to any or all items of Equipment or,

(h) utilize any other remedy available to Lessor at law or in equity.

A termination hereunder will occur only upon notice by Lessor to Lessee and only with respect to such Equipment as to which Lessor specifically elects to terminate in such notice. Except as to such Equipment with respect to which there is a termination, this Master Lease will remain in full force and effect and Lessee will be and remain liable for the full performance of all its obligations hereunder.



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No right or remedy conferred herein is exclusive of any other right or remedy conferred herein or by law, but all such rights and remedies are cumulative of every other right or remedy conferred hereunder or at law or in equity, by statute or otherwise, and may be exercised concurrently or separately from time to time.

13. Indemnity.

Lessee agrees that Lessor shall not be liable to Lessee for, and Lessee shall indemnify and save Lessor harmless from and against any and all liability, loss damage, expense, causes of action, suits, claims or judgements arising from or caused directly or indirectly by:

(a) Lessee's failure to promptly perform any of its obligation under the provisions of Sections 4,5,6,7 and 8 of this Lease; or

(b) Injury to persons or damage to property resulting from or based upon actual or alleged use, operation, delivery or transportation of any or all of the Equipment or its location or condition; or Inadequacy of the Equipment, or any part thereof, for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business; and shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgements and fines that may be recovered against Lessor in any such action or actions, provided, however, that Lessor shall give Lessee written notice of any such claim or demand Lessee agrees that its obligations under this
Section 12 shall survive the expiration or termination of this Lease

14. Assignment, Notices and Waivers.

This Lease and all rights of Lessor hereunder shall be assignable by Lessor without Lessee's consent, but Lessee shall not be obligated to any assignee of Lessor except after written notice of such assignment from Lessor or Lessor's assignee. After such assignment, Lessor shall not be assignee's agent for any purpose. Lessee will settle all claims arising out of alleged breach of warranties or otherwise, defenses, setoffs and counterclaims it may have against Lessor directly with Lessor, and not set up any such against Lessor's assignee, Lessor hereby agreeing to remain responsible therefor. Lessee upon receiving notice of any such assignment shall abide thereby and make payments as may therein be directed. Following such assignment, solely for the purpose of determining assignee's rights hereunder, the term "Lessor" shall be deemed to include or refer to Lessor's assignee. Without the prior written consent of Lessor, Lessee shall not assign this Lease or its interests or enter into any sub-lease with respect to the Equipment covered hereby, it being agreed Lessor will not unreasonably withhold its consent to a sub-lease of the Equipment.

All notices to Lessor shall be delivered in person to an officer of the Lessor, or shall be sent certified mail return receipt requested to Lessor at its address shown herein or at any later address last known to the sender. All notices to Lessee shall be in writing and shall be delivered by mail at its address shown herein or at any later address last known to the sender. A waiver of a default shall not be a waiver of any other or a subsequent default.

15. Further Assurances.

Lessee shall execute and deliver to Lessor, upon Lessor's request such instruments and assurances as Lessor deems necessary or advisable for the confirmation or perfection of this Lease and Lessor's rights hereunder. Lessee may not terminate any Schedule without the written consent of Lessor If Lessor in good faith believes itself insecure or performance impaired, it may declare a default hereunder or, instead of declaring a default, Lessor may demand, and Lessee hereby agrees to give, additional Equipment or other collateral as security for the obligations hereunder. Lessee will further furnish Lessor:

(a) fiscal year end financial statement including balance sheet and profit and loss statement within one hundred twenty (120) days of the close of each fiscal year,

(b) any other information normally provided by Lessee to the public, and

(c) such other financial data or information relative to this Master Lease and the Equipment as Lessor may from time to time reasonably request.

16. Lease Irrevocability and Charges.

This Lease is irrevocable for the full terms thereof as set forth in any Schedule and for the aggregate rentals therein reserved and the rent shall not abate by reason of termination of Lessee's right of possession and/or the taking of possession by the Lessor or for any other reason. Any payment not made when due shall, at the option of Lessor, bear late charges thereon calculated at the rate of 1 1/2% per month, but in no event greater than the highest rate permitted by relevant law. Lessee shall be responsible for and pay to Lessor a returned check fee not to exceed the maximum permitted by law, which fee will be equal to the sum of (a) the actual bank charges incurred by Lessor plus (ii) all ether actual costs and expenses incurred by Lessor. The returned check fee is payable upon demand as additional rent under this Lease.

17. Purchase Option.

If any Schedule has a purchase option price set forth therein with respect to the items of Equipment listed on such Schedule, then at the expiration of the original lease term in such Schedule with respect to such items of Equipment, if Lessee has paid in full all rentals owing under such Schedule, and be not then in default under this Lease (including all obligations under any Schedule), Lessee shall have the option to purchase all, but not less than all, the items of Equipment in the applicable Schedule upon giving written notice not less than



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Any purchase option price stated as "fair market value" ("FMV") for any item of
Equipment on a Schedule shall be determined on the basis of, and shall be equal in amount to, the value which would obtain in an arm's length transaction between an informed and willing buyer-user (other than a Lessee currently in possession and a used Equipment dealer) and an informed and willing seller under no compulsion to sell and in such determination, costs of removal of the items of Equipment from their location of current use shall not be a deduction from such value.

18. Renewal.

Any renewal privilege shown on any Schedule with respect to any item of Equipment shall be exercised by Lessee giving Lessor a notice in writing and paying Lessor the amount of the renewal rental plus applicable taxes, at least 45 days prior to the commencement of the renewal term of the Lease with respect to such item of Equipment. Upon such notification and payment, this lease shall be renewed for the stated renewal period at the stated renewal rental with the other provisions and conditions of the lease continuing unchanged.

19 Miscellaneous.

If any provision of this Lease is contrary to, prohibited by or deemed invalid under applicable laws or regulations of any jurisdiction, such provision shall be inapplicable and deemed omitted but shall not invalidate the remaining provisions hereof.

In the event this Lease or any part hereof is deemed to be a lease intended as security, Lessee grants a security interest in the Equipment as security for all of Lessee's indebtedness and obligations owing under the Lease.

20 Lessee's Warranties.

Lessee certifies and warrants that the financial data and other information which Lessee submits to Lessor in connection with this Master Lease is, or will be, as appropriate, a true and complete statement of the matters therein contained. Lessee further certifies and warrants that:

(a) this Master Lease has been duly authorized, executed and delivered by Lessee and constitutes the legal, valid and binding obligation, contract and agreement of Lessee enforceable against Lessee in accordance with its respective terms except as enforcement may be affected by bankruptcy and similar laws affecting creditors' rights generally, and

(b) this Master Lease and each and every showing provided by or on behalf of Lessee in connection herewith may be relied upon by Lessor in accordance with the terms thereof notwithstanding the failure of Lessee or other applicable party to ensure proper attestation thereto, whether by absence of a seal or acknowledgment or otherwise. The person executing this Master Lease on behalf of Lessee warrants that he or she has been fully authorized to do so.

21 Governing Law; Venue, Invalidity.

THIS MASTER LEASE WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. VENUE FOR ANY ACTION RELATED TO THIS MASTER LEASE WILL BE IN AN APPROPRIATE COURT IN ALAMEDA COUNTY, CALIFORNIA, TO WHICH LESSEE CONSENTS, OR IN ANOTHER COURT SELECTED BY LESSOR WHICH HAS JURISDICTION OVER THE PARTIES TO THE FULLEST EXTENT PROVIDED BY LAW, AND AS SEPARATE BARGAINED FOR CONSIDERATION, LESSEE AND LESSOR HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THE MASTER LEASE OR THE EQUIPMENT OR THE OBLIGATIONS OF THE PARTIES HERETO. LESSEE AND LESSOR ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT EACH MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY.

This lease contains the entire agreement between the parties with respect to the Equipment, and may not be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

Executed as of the date first written above.

Lessor: Multi Media Machinery GmbH                  Lessee: Applied Data
                                                            Communications

By                                                  By: /s/ Walter J. Kane

Name                                                Name: Walter J. Kane

Title                                               Title: President & CEO



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SECRETARY'S CERTIFICATE

I, Barry K. Sugden, Jr., do hereby certify that I am Secretary of

Applied Data Communications, Inc. ("Corporation"), a corporation duly organized and existing under the laws of the State of California;

That I am the keeper of the seal of the Corporation and corporation records, including without limitation, the Charter, By-Laws and the -mutes of the Board of Directors of the Corporation, that the following is accurate and compared transcript of the resolutions contained in the minute book of the Corporation which resolutions were duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with the By-Laws and Charter of the Corporation on Sept. 19, 2000, at which time a quorum was present and acted throughout; and that said resolutions have not in any way been modified, repealed or rescinded, but are in full force and effect:

"RESOLVED, that any officer of the Corporation be and is hereby authorized and empowered in the name and on behalf of this Corporation to enter into one or more lease agreements with Multi Media Machinery GmbH (hereinafter called "Lessor'), concerning personal property leased to the Corporation; from time to time modify, supplement or amend any such agreements; and to do and perform all other acts and things deemed by such officer to be necessary, convenient or proper to carry out any of the foregoing; and be it

FURTHER RESOLVED, that any of the aforesaid officers, or his or her duly elected or appointed successor in office, be and is hereby authorized and empowered to do any acts, including but not limited to the mortgage, pledge or hypothecation from time to time to Lessor of any assets of this Corporation to secure such leases, and to execute in the name and on behalf of this Corporation, any instruments or agreements deemed necessary or proper by Lessor in respect of the collateral securing any obligations of this Corporation, and to affix the seal of this Corporation to any mortgage, pledge or other such instrument if so required or requested by Lessor; and be it

FURTHER RESOLVED, that all that any officer shall have done or may do in connection with the matters outlined above is hereby ratified and approved; and be it

FURTHER RESOLVED, that the foregoing resolutions shall remain in full force and effect until written notice of their amendment or recision shall have been received by Lessor, and, that receipt of such notice shall not affect any action taken or advances made by Lessor prior thereto, and, Lessor is authorized to rely upon said resolutions until receipt by it of written notice of any change; and be it

FURTHER RESOLVED, that the Secretary be and is hereby authorized and directed to certify to Lessor that the foregoing resolutions and the provisions thereof are in conformity with the Charter and By-Laws of this Corporation."

I do further certify that the lease agreement entered into by the Corporation and Lessor is an agreement referred to in said resolutions and was duly executed pursuant thereto and there are no restrictions imposed by the Charter or By-Laws of the Corporation restricting the power or authority of the Board of Directors of the Corporation to adopt the foregoing resolutions or upon the Corporation or its officers to act in accordance therewith.

I do further certify that the following are names and specimen signatures of officers of the Corporation empowered and authorized by the above resolutions, each of which has been duly elected to hold and currently holds the office of the Corporation set opposite his or her name:

Name                      Office                   Signature

Walter J. Kane            Chief Executive Officer   /s/ Walter J. Kane

Barry K. Sugden, Jr.      Chief Financial Officer   /s/ Barry K. Sugden, Jr.

WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation on Sept 19, 2000:

CORPORATE SEAL

/s/ Barry K. Sugden, Jr.
Secretary
dated: as of September 1, 2000
under: MASTER LEASE No. MMM0901 dated as of September 1, 2000 between: Multi Media Machinery GmbH
located at: Schippnerstrasse 6 63741 Aschaffenburg, Germany
and: Applied Data Communications
located at: 3324 South Susan Street, Santa Ana, CA 92704

You agree with us that the Master Lease is hereby amended as follows:

1 Delete Section 4 and replace with the following: Lessor, being the Manufacturer of the Equipment, Warranties the Equipment as more fully asserted in our Sales Contract. Such Sales Contract, Agreement, or Warranty and the Terms therein agreed to are the only Warranties granted by Lessor.



ACKNOWLEDGED AND AGREED TO
THIS 19 DAY OF  SEPT, 2000

Lessee Name:

By /s/ Walter J. Kane

Title: President

PERSONAL MASTER GUARANTEE

dated: as of September 1, 2000
to: Multi Media Machinery GmbH ("Lessor"), located at Schippnerstrasse 6 63741 Aschaffenburg, Germany
RE: Lessee's obligations under:
     1. Master Lease No. MMM0901 dated as of September 1, 2000 ("Master Lease")
     2. Equipment Schedule No. 1 thereto dated as of September 1, 2000; and
     3. any Equipment Schedules now or hereafter executed pursuant to the above Master Lease all between Lessor and Applied Data Communications, Inc. ("Lessee"), located at 3324 South Susan Street, Santa Ana CA 92704 (any such Equipment Schedule, together with the Master Lease, hereinafter the "Lease").

In consideration of the Lessor entering into the Lease with the Lessee, Guarantor absolutely and unconditionally guarantees to such Lessor and any assigns of Lessor (hereinafter called "Holder") the timely performance and full payment of each and every obligation of Lessee under the Lease (collectively, the "Obligations") including the payment promptly when due of every rental payment and all other sums payable under the Lease and any rider, amendment or addendum thereto or any other agreement executed in connection therewith, irrespective of any invalidity or unenforceability thereof and the payment on demand of the Default Value, as defined in the Lease, and any other amounts, including Holder's attorney's fees and other expenses, payable under the Lease if Lessee defaults in any payment of any rental payment at its due date or in any other manner, without first requiring Holder to proceed against Lessee or the collateral, and agrees to be bound by and on demand to pay any deficiency established by a sale of the Lease and/or the collateral with or without notice to Guarantor. THIS IS A CONTINUING GUARANTEE OF PAYMENT OF THE OBLIGATIONS DUE UNDER EACH AND EVERY EQUIPMENT SCHEDULE NOW OR HEREAFTER EXECUTED PURSUANT TO THE MASTER LEASE.

Guarantor waives notice of acceptance hereof and of any default by Lessee Holder my, at its option, at any time, without consent or notice to Guarantor, without incurring responsibility to Guarantor, without impairing or releasing Guarantor's obligations under this Agreement, upon or without any terms or conditions and in whole or in part under the Lease: (a) change the manner, place or terms of payment or change or extend the time of payment of or renew, as often and for such periods as Holder may determine or alter any of the obligations hereby guaranteed or any liabilities incurred directly or indirectly hereunder, and the guaranty made shall apply to the obligations hereby guaranteed as some may be changed, extended, renewed or altered in any manner;
(b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in order any property at any time pledged or mortgaged to secure or securing the obligations hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any offset against any said liabilities; (c) exercise or refrain from exercising any rights against Lessee or others, or otherwise act or refrain from acting; (d) settle or compromise any obligations hereby guaranteed or liabilities hereby incurred; and (e) apply any sums paid to any liability or liabilities of Lessee to holder regardless of what liability or liabilities of Lessee to Holder remain unpaid. Guarantor agrees that the Holder shall not be liable for, and the obligations under this Guarantee shall not be discharged by, any failure to use diligence in the collection of any obligations hereby guaranteed or any security therefore, in creating or preserving the liability of any person liable on such obligations, or in creating, perfecting or preserving any security for such obligations.

Guarantor (a) waives presentment and demand for payment, notice of dishonor or nonpayment, notice of intent to accelerate or of acceleration, protest and notice thereof, collection, and diligence in or the bringing of suit against any person liable for any such obligations against any security therefor; (b) subordinates any sums now or hereafter due him from Lessee (the "Subordinated Indebtedness") to the payment of any sums now or hereafter due Holder form Lessee and to notify Holder of existence or creation of any Subordinated Indebtedness, and further agrees to execute such additional documents as Holder deems desirable to complete or confirm such subordination, provided that unless and until the Lessee is in default of the Lease, the undersigned may receive payments of principal and interest on the Subordinated Indebtedness; (c) assumes all responsibility for being and keeping informed of Lessee's financial condition and assets and of all other circumstances bearing on the risk of nonpayment of Lessee's obligations to Holder; and, (d) agrees to pay all costs and expenses incurred by Holder, including attorneys' fees and collection costs, in enforcing its rights under this Guarantee.

If any clam is made upon Holder at any time for repayment or recovery of any amount(s) or other value received by Holder from any source in payment of or on account of any of the Obligations of Lessee guaranteed hereunder and Holder repays or otherwise becomes liable for all or any part of such claim, for whatever reason, Guarantor shall remain liable to Holder hereunder as if such amount(s) had never been received by Holder, notwithstanding any termination hereof or the termination of the Lease or other agreements evidencing any of the Obligations of Lessee. Any subsequent guarantee given by Guarantor or by other party on behalf of Lessee shall not be considered to substitute for or to terminate this Guarantee, but will be construed only as to provide additional protection for Holder. No payment by Guarantor hereunder shall entitle Guarantor, by subrogation or otherwise, to any payment by Lessee under or out of the property of Lessee, except after the full performance, payments and discharge of all of Lessee's Obligations to Holder.

Executed as of the date set forth above.

GUARANTOR: Walter James Kane                   WITNESS:

By    /s/ Walter J. Kane                       By: /s/ Barry K. Sugden, Jr.

Name   Walter James Kane                       Name: Barry K. Sugden, Jr.

Address:  22 Sawgrass, Coto de Caza, CA 92679  Address: 1944 Flamingo Dr.
                                                        Costa Mesa, CA 92626

EQUIPMENT SCHEDULE NO. 1

dated: as of September 1, 2000
under: MASTER LEASE No. MMM0901 dated as of September 1, 2000 between: Multi Media Machinery GmbH ("Lessor") located at: Schippnerstrasse 6 63741 Aschaffenburg, Germany and: Applied Data Communications, Inc. ("Lessee") located at: 3324 South Susan Street, Santa Ana, CA 92704


1. MASTER LEASE AGREEMENT: This Equipment Schedule and Attachments A together with the Master Lease Agreement incorporated herein by reference, constitute the entire agreement as to the Lease and the Equipment.

2. EQUIPMENT DESCRIPTION AND LOCATION: As more fully described on the Attachment A to Equipment Schedule No 1.

3. COMMENCEMENT DATE: September 28 , 2000

4. LEASE TERM: The Lease Term commences on the Commencement Date and continues for 39 successive months thereafter.

5. RENTALS: For the stated Lease Term, Lessee shall pay to Lessor the rentals due of which $33,300.00 is due in advance for the first rental and the balance of the rentals due are payable as follows: 2 consecutive monthly payments of $33,300.00, followed by 36 consecutive monthly payments of $15,107.00.

6. PURCHASE: At the end of the Lease hereof, without any notice of termination from either party, Lessee shall purchase the Equipment for $302,600.00 which amount Lessee shall pay to Lessor on the last day of the Lease Term.

7. ORIGINALITY: This is the only Original Equipment Schedule No. 1. Only transfer of possession by Lessor of Originally Executed Copy No. 1 shall be effective for purposes of perfecting an interest in this Schedule of possession.

8. EXECUTED: As of the date first set forth above.



LESSOR: Multi Media Machinery GmbH            LESSEE: Applied Data
                                                      Communications, Inc.

By:                                           By: /s/ Walter J. Kane

Name:                                         Name: Walter J. Kane

Title                                         Title: Chief Executive Officer

CERTIFICATE OF ACCEPTANCE

to: EQUIPMENT SCHEDULE No. 1 dated as of September 1, 2000 under: MASTER LEASE No. MMM0901 dated as of September 1, 2000 between: Multi Media Machinery GmbH ("Lessor") located at: Schippnerstrasse 6 63741 Aschaffenburg, Germany and: Applied Data Communications, Inc. ("Lessee") located at: 3324 South Susan Street, Santa Ana, CA 92704

1. EQUIPMENT: Lessee hereby certifies that the Equipment detailed below is listed in the above Equipment Schedule, is of a size, design, capacity and manufacture selected by Lessee, has been delivered to the location indicated on said Equipment Schedule, inspected by Lessee, found to be properly installed, in good order and functioning according to manufacturer's specifications on the Acceptance Date set forth below and, at such date, is, as between Lessee and Lessor, unconditionally accepted by Lessee.

2. EQUIPMENT LOCATIONS AND DESCRIPTION: As more fully described on the Attachment A to Equipment Schedule No. 1.

3. ACCEPTANCE DATE: September 28, 2000

4. REPRESENTATIONS BY LESSEE: As of the Acceptance Date, Lessee:

(a) acknowledges that: (1) Lessee has reviewed and approved any written Supply Contract covering the Equipment purchased from the Supplier thereof; (2) Lessor has informed or advised Lessee in writing, previously or hereby, of the following: (i) the identity of the Supplier; (ii) that the Lessee may have rights under the Supply Contract, if any; and (iii) that the Lessee may contract the Supplier for a description of any such rights;

(b) represents and warrants to Lessor that Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Equipment accepted pursuant hereto as are required to be obtained under the terms of the Master Lease; and,

5. Executed as of the Acceptance Date.



LESSEE: Applied Data Communications, Inc.

BY: /s/ Walter J. Kane

Name: Walter J. Kane

Title: Chief Executive Officer

ATTACHMENT A
to: EQUIPMENT SCHEDULE No. 1 dated as of September 1, 2000 under: MASTER LEASE No. MMM0901 dated as of September 1, 2000 between: Multi Media Machinery GmbH ("Lessor") located at: Schippnerstrasse 6 63741 Aschaffenburg, Germany and: Applied Data Communications, Inc.
located at: 3324 South Susan Street, Santa Ana, CA 92704

1. EQUIPMENT DESCRIPTION AND LOCATION:

Location 1: 3324 South Susan Street, Santa Ana, CA 92704

                                                                                 (* = Taxable)
Item No.    Quantity    Part No.    Equipment Make, Model, and Description       Total $ Cost
001                                 MCL 50 CD MANUFACTURING SYSTEM INCLUDING:    600,000.00

002                                 PROCESS INTEGRATION SUBSYSTEM

003                                 INTERFACE TO INJECTION MOLDING SUBSYSTEM

004                                 SUBSTRATE CONDITIONING MODULE

005                                 REFLECTIVE LAYER COATING MODULE

006                                 LACQUERING MODULE - 4M

007                                 INLINE DEFECT INSPECTION MODULE

008                                 FINAL PRODUCT SORTING AND STORAGE MODULE

009                                 AUTOMATION AND HANDLING

010                                 CONTROL SYSTEM - SIEMENS S7

011                                 CLEAN AIR HOOD (class 100) AND HOUSING

                                                    Attachment Total Cost:       $600,000.00

Together with all parts, accessories, attachments, substitutions, repairs, improvements and replacements, and any and all rights thereunder and proceeds thereof, including insurance proceeds.

2. Executed as of the date first set forth above.


LESSOR: Multi Media Machinery GmbH  LESSEE: Applied Data Communications, Inc.

By                                  By: /s/ Walter J. Kane

Name                                Name: Walter J. Kane

Title                               Title: Chief  Executive  Officer

INSURANCE REQUIREMENT

Agent:

This letter serves as authorization to issue insurance coverage for Applied Data Communications, Inc. The policy should be amended to incorporate the following items:

MULTI MEDIA MACHINERY AND ITS ASSIGNS are to be named LOSS PAYEE and ADDITIONAL INSURED under the Property Damage coverage in the amount of $600,000.00

MULTI MEDIA MACHINERY AND ITS ASSIGNS are to be named ADDITIONAL INSURED under the existing General Liability coverage ($2,000,000.00 minimum) which may include Excess Liability.

Coverage needs to be ALL RISK with REPLACEMENT COST GUARANTEED and should also include 30 days notice prior to cancellation and/or termination. NO BINDERS ACCEPTABLE.

For Equipment housed in Mobile Vehicles, please include the following
MULTI MEDIA MACHINERY GMBH AND ITS ASSIGNS are to be named ADDITIONAL INSURED under the existing Automobile Liability coverage. Please include Property Damage coverage.

EQUIPMENT LOCATION TO BE COVERED: 3324 South Susan Street, Santa, Ana CA 92704

EQUIPMENT DESCRIPTION: (Lessor Lease # MMM0901-01)

(Refer to the description above or the attached "Exhibit A" which by this reference is made part hereof) TOGETHER WITH ALL PARTS, ACCESSORIES, ATTACHMENTS, ACCESSIONS, ADDITIONS, REPLACEMENTS, AND SUBSTITUTIONS THERETO AND THEREFORE.

The Contract number(s) must be listed on the Insurance Certificate, along with the equipment description.

Property damage coverage will need to be increased to cover the above dollar amount where the existing policy is insufficient so that our equipment will be adequately insured.

The Certificate of Insurance evidencing the above items should include the Policy number(s) and date(s) of expiration. Also include your name, address and telephone number in the Agent/Producer Box.

Fax a copy to (973) 664-0488 for review and approval prior to following up with the original hard copy directly to Multi Media Machinery GmbH, C/O RMS Capital Corporation located at 125 East Main Street, Denville, NJ 07834 ATTN: Insurance Dept. Forward a Renewal Certificate each year upon policy expiration to the same address. You will be notified in writing when our interest has been satisfied.

Please be advised failure to provide such evidence of coverage will negatively impact our mutual customer, prevent funding of this transaction and could ultimately lead to or force placement of insurance coverage at our Customers' expense. If you are not authorized to issue a Certificate, please contact our office immediately.

My signature authorizes Multi media Machinery GmbH to contact my insurance agent for the purpose of obtaining insurance coverage on equipment I will be financing through them.

Lessee: Applied Data Communications, Inc.

By: /s/ Walter J. Kane
Print Name: Walter J. Kane, CEO

Return signed original to Multi Media Machinery GmbH C/O RMS Capital Corporation, 125 East Main Street, Denville, NJ 07834

EXHIBIT TO INSURANCE

to: EQUIPMENT SCHEDULE No 1 dated as of Septmber 1, 2000 under: MASTER LEASE No MMM0901 dated as of September 1, 2000 between: Multi Media Machinery GmbH ("Lessor") located at: Schippnerstrasse 6 63741 Aschaffenburg. Germany and: Applied Data Communications. Inc.
located at: 3324 South Susan Street, Santa Ana, CA 92704

1. EQUIPMENT DESCRIPTION AND LOCATION:

Location 1: 3324 South Susan Street, Santa Ana, CA 92704

Item No.     Quantity     Part No.    Equipment Make, Model, and Description

001                                   MCL 50 CD MANUFACTURING SYSTEM INCLUDING:

002                                   PROCESS INTEGRATION SUBSYSTEM

003                                   INTERFACE TO INJECTION MOLDING SUBSYSTEM

004                                   SUBSTRATE CONDITIONING MODULE

005                                   REFLECTIVE LAYER COATING MODULE

006                                   LACQUERING MODULE - 4M

007                                   INLINE DEFECT INSPECTION MODULE

008                                   FINAL PRODUCT SORTING AND STORAGE MODULE

009                                   AUTOMATION AND HANDLING

010                                   CONTROL SYSTEM - SIEMENS S7

011                                   CLEAN AIR HOOD (class 100) AND HOUSING

EXHIBIT A TO UCC-1 FINANCING STATEMENT
TR# MMM0901

1. COLLATERAL: (1) That Master Lease No. MMM0901 dated September 1, 2000 between Secured Party , as Lessor, and Debtor, as Lessee, and all Equipment Schedules now or hereafter executed pursuant to the said Master Lease and all proceeds thereof and (2) all equipment and other personal property (including any and all modifications, attachments, related parts, accessories and additions thereto and substitutions and replacements therefor, in whole or in part, and all chattel paper, rentals, accounts receivable, general intangibles and other income related thereto or arising therefrom and all proceeds thereof including, without limitation, insurance proceeds) now or hereafter leased under such Master Lease and Equipment Schedule(s).

Notwithstanding the foregoing, if the transaction represented by a articular Equipment Schedule now or hereafter executed pursuant to said Master Lease is intended to be a true lease, then this financing statement, as it pertains to that particular Equipment Schedule, is filed for information purposes only.